Exhibit 99.1

            Access National Q2 Earnings Increase 49% to $1.5 Million

    RESTON, Va.--(BUSINESS WIRE)--Aug. 3, 2005--Access National Corporation (NASDAQ:ANCX) reported its operating results today for the second quarter ended June 30, 2005.
    Net income for the quarter rose 49% to $1.5 million from $1.0 million in the same period of 2004. Earnings per share, calculated off a larger share base in the more recent period, grew 36% in Q2 2005 to $0.38 ($0.32 diluted) from $0.28 ($0.22 diluted) in 2004.
    Year to date 2005 EPS increased 45% to $0.64 ($0.54 diluted) from $0.44 ($0.34 diluted) for the first six months of 2004.
    Basic earnings increased in both of the Corporation's reporting segments. Year to date contribution by the banking segment increased to 68% (mortgage segment was 32%) in 2005 compared to 64% in 2004 (mortgage segment was 36%).
    Total assets increased 38% to $475 million at June 30, 2005 from $344 million as of Q2 2004. Year over year, the Loan Portfolio Held for Investment grew 27% to $314 million. Meanwhile, Deposits increased 51% to $374 million from $248 million at the end of Q1 2004.
    Return on Average Assets for the trailing 12 months through June 30, 2005 was 1.06%. Return on Average Equity for the trailing 12 months through June 30, 2005 was 16.30%. ANCX was recognized in the July 2005 issue of US Banker magazine as the 11th best performing Publicly Traded Community Bank in the country as measured by trailing 3-year average Return on Equity.
    A summary of the operating performance and financial condition through June 30, 2005 is attached.
    Access National Corporation serves as the holding company for Access National Bank and its subsidiaries, Access National Mortgage Corporation and Access National Leasing Corporation.

    This press release contains "forward-looking statements" within the meaning of the federal securities laws. These statements may be identified as "may", "could", "expect", "believe", anticipate", "intend", "plan" or variations thereof. These forward-looking statements may contain information related to those matters such as the Company's intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company's operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to then Company's Annual Report on Form 10-K and other SEC filings.


                     Access National Corporation
                       Selected Financial Data
                (In Thousands, Except for Share Data)

                                         June 30    June 30    Percent
 At period end (unaudited)                 2005       2004      Change
 ---------------------------------------------------------------------

 Assets                                  $475,440   $343,830      38%
 Average assets (LTM)                     406,099    294,289      38%
 Loans held for investment                313,807    247,424      27%
 Loans held for sale                       69,834     42,548      64%
 Mortgage loan originations               457,462    394,470      16%
 Investment Securities                     69,401     22,896     203%
 Earning assets                           455,417    333,731      36%
 Deposits                                 373,728    247,948      51%
 Stockholders' equity                      28,398     24,277      17%
 Average loans                            345,571    251,754      37%
 Average earning assets                   412,490    280,294      47%
 Average interest bearing liabilities     326,204    209,952      55%
 Average stockholders equity (LTM)         26,399     20,130      31%
 Net income (YTD)                           2,539      1,550      64%
 Net income (LTM)                           4,304      1,983     117%
 Common shares outstanding              3,964,730  3,950,613       0%
 Book value                                  7.16       6.15      17%
 Basic earnings per share (average) -
  3,959,667 and 3,556,236 shares
  respectively                              $0.64      $0.44      45%
 Diluted earnings per share (average) -
  4,683,648 and 4,555,353 shares
  respectively                              $0.54      $0.34      59%
 Return on average assets (LTM)              1.06%      1.05%      1%
 Return on average equity (LTM)             16.30%     15.40%      6%
 Allowance for loan losses                  4,516      2,944      53%
 Allowance for loan losses/loans held
  for investment                             1.44%      1.19%     21%
 Non-performing assets                      1,507      1,528      -1%
 Non-performing assets to loans              0.48%      0.62%    -22%
 Net charge-offs to average loans (YTD)      0.00%      0.00%      0%

 (LTM - Last Twelve Months)


                     Access National Corporation
                      Consolidated Balance Sheet

                                               June 30    December 31
                                             ------------ ------------
                                                 2005         2004
                                             ------------ ------------
(In Thousands)                               (unaudited)
-------------------------------------------- ------------ ------------

ASSETS

  Cash and due from banks                         $9,600      $10,998

  Interest bearing balances                        2,095       19,534

  Securities available for sale, at fair
   value                                          69,401       51,378

  Loans held for sale                             69,834       36,245

  Loans held for investment net of allowance
   for loan losses of $4,516 and $4,019
   respectively                                  309,291      288,575

  Premises, Equipment and Land                     8,610        8,822

  Other assets                                     6,609        4,546

                                             ------------ ------------
    Total assets                                $475,440     $420,098
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
  Non-interest bearing deposits                  $98,124      $94,108

  Savings and interest bearing deposits          156,060      103,274

  Time Deposits                                  119,544      120,011
                                             ------------ ------------

    Total deposits                               373,728      317,393

  Short-term borrowings                           33,522       37,079

  Long-term borrowings                            24,893       27,000

  Subordinated debentures                         10,311       10,311

  Other liabilities and accrued expenses           4,588        2,317

                                             ------------ ------------
    Total Liabilities                            447,042      394,100
                                             ------------ ------------

SHAREHOLDERS' EQUITY
  Common stock $1.67 par value; 30,000,000
   authorized; issued and outstanding,
   3,964,730 and 3,957,074 shares
   respectively                                    6,621        6,608

  Surplus                                          9,092        9,067

  Retained earnings                               12,869       10,330

  Accumulated other comprehensive income
   (loss)                                           (184)          (7)

                                             ------------ ------------
    Total shareholders' equity                    28,398       25,998
                                             ------------ ------------

                                             ------------ ------------
    Total liabilities and shareholders'
     equity                                     $475,440     $420,098
                                             ============ ============


                     Access National Corporation
                 Consolidated Statement of Operations

                                  Three Months Six Months  Six Months
                                      Ended       Ended       Ended
(In Thousands Except for Share      06/30/05    06/30/05    06/30/04
 Data)                             (unaudited) (unaudited) (unaudited)
---------------------------------------------- ----------- -----------

INTEREST INCOME
     Interest and fees on loans        $5,705     $10,765      $7,481

     Interest on federal funds sold
      & bank balances                      53         119          30

     Interest on securities               610       1,103         388
                                   ----------- ----------- -----------
         Total interest income          6,368      11,987       7,899

INTEREST EXPENSE
     Interest on deposits               2,103       3,910       1,829

     Interest on other borrowings         698       1,326         771
                                   ----------- ----------- -----------
         Total interest expense         2,801       5,236       2,600
                                   ----------- ----------- -----------
         Net interest income            3,567       6,751       5,299

Provision for loan losses                 383         497         379
                                   ----------- ----------- -----------
Net interest income after
 provision for loan losses              3,184       6,254       4,920

NON-INTEREST INCOME
     Service charges and fees              63          97         106

     Gain on sale of loans              6,980      11,614      10,240

     Other Income                       2,104       3,589       2,695
                                   ----------- ----------- -----------
         Total non-interest income      9,147      15,300      13,041

NON-INTEREST EXPENSE
     Salaries and benefits              5,213       9,776       9,357

     Occupancy and equipment              558       1,094       1,192

     Other operating expense            4,229       6,785       5,021
                                   ----------- ----------- -----------
         Total non-interest expense    10,000      17,655      15,570
                                   ----------- ----------- -----------
Income before income tax                2,331       3,899       2,391

Income tax expense                        827       1,360         841
                                   ----------- ----------- -----------
NET INCOME                             $1,504      $2,539      $1,550
                                   =========== =========== ===========

Earnings per common share:
Basic                                   $0.38       $0.64       $0.44
                                   =========== =========== ===========
Diluted                                 $0.32       $0.54       $0.34
                                   =========== =========== ===========

Average outstanding shares:
Basic                               3,960,334   3,959,667   3,556,236
Diluted                             4,687,664   4,683,648   4,555,353


    CONTACT: Access National Corporation
             Michael Clarke, 703-871-2100